Exhibit 1.1

                     Shares

(subject to increase up to                      shares

in the event of an oversubscription)

PARTNERS TRUST FINANCIAL GROUP, INC.

(a Delaware corporation)

Common Stock

(par value $.0001 per share)

AGENCY AGREEMENT

                    , 2004

SANDLER O’NEILL & PARTNERS, L.P.

919 Third Avenue, 6th Floor

New York, New York 10022

Ladies and Gentlemen:

Partners Trust Financial Group, Inc., a Delaware corporation (the “Company”), SBU Bank, a federally chartered stock savings bank (to become Partners Trust Bank) (the “Bank”), Partners Trust Financial Group, Inc., the current federally chartered mid-tier holding company of the Bank (“PTFG”) and Partners Trust, MHC, a federally chartered mutual holding company and the current majority owner of PTFG (the “MHC”), hereby confirm their agreement with Sandler O’Neill & Partners, L.P. (“Sandler O’Neill” or the “Agent”) with respect to the offer and sale by the Company of                      shares (subject to increase up to                      shares in the event of an oversubscription) of the Company’s Common Stock, par value $.0001 per share (the “Common Stock”). The shares of Common Stock to be sold by the Company are hereinafter called the “Securities.” The Company, PTFG, the MHC and the Bank are sometimes referred to herein as the “Partners Trust Parties.”

The Securities are being offered for sale in accordance with the Plan of Conversion and Reorganization (the “Plan”) adopted by the Boards of Directors of the MHC, PTFG and the Bank on December 23, 2003. The Plan provides for the conversion of the MHC, which currently owns a majority of the capital stock of PTFG, which owns 100% of the common stock of the Bank, into the capital stock form of organization in accordance with the following steps: (i) the establishment of the Company by the Bank as a first-tier Delaware-chartered stock holding company subsidiary; (ii) the establishment of an interim federal savings bank by the Company (“Interim No. 1”); (iii) the conversion of PTFG to an interim federal stock savings bank (“Interim No. 2”) and its simultaneous merger into the Bank with the Bank as the resulting entity; (iv) the conversion of the MHC into an interim federal stock savings bank (“Interim No. 3”) and its simultaneous merger with and into the Bank, whereupon the outstanding common stock of PTFG held by the MHC will be canceled; (v) the merger of Interim No. 1 with and into the Bank; and (vi) the sale and exchange of common stock pursuant to the Plan. Pursuant to the Plan, the Company will offer to certain of the Bank’s depositors and to the Bank’s tax qualified employee benefit plans, including the Employee Stock Ownership Plan (the “ESOP”) (collectively, the “Employee Plans”), rights to subscribe for the Securities in a subscription offering (the “Subscription Offering”). To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public, with a preference given to: (i) certain stockholders of PTFG immediately prior to the Conversion (as hereinafter defined), other than the MHC (“Public Stockholders”); (ii) certain depositors of BSB Bank & Trust Company, a New York-chartered savings bank (“BSB Bank”) who reside in the counties in New York in which the Bank or BSB Bank have branch offices; and (iii) other members of the local community and the general public, in a direct community offering (the “Community Offering” and together with the Subscription Offering, as each may be extended or reopened from time to time, the “Subscription and Community Offering”) to be commenced concurrently with, during or promptly after completion of the Subscription Offering. It is currently anticipated by the Partners Trust Parties that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the “Syndicated Community Offering”). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the “Offerings,” and the conversion of the MHC into the capital stock form of organization and the Offerings are hereinafter referred to collectively as the “Conversion.” It is acknowledged that the number of Securities to be sold in the Conversion may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term “Securities” shall mean such greater or lesser number, where applicable.

Pursuant to the terms of the Plan as described in the Prospectus, the Company will issue shares of its Common Stock (the “Exchange Shares”) to existing shareholders of PTFG, other than the MHC, in exchange for their existing shares of PTFG (the “Exchange”) pursuant to an exchange ratio as defined in the Plan, which will result in the holders of such shares receiving and owning in the aggregate approximately the same percentage of Common Stock to be outstanding upon the completion of the Conversion as the percentage of PTFG Common Stock owned by them in the aggregate immediately prior to consummation of the Conversion.

Immediately following the completion of the Conversion, the Company will acquire BSB Bancorp, Inc., a Delaware Corporation (“BSB”), in a merger transaction (the “Merger”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 23, 2003. BSB is the holding company of BSB Bank defined above. The Merger will be accomplished in accordance with the laws of the United States and the laws of the State of Delaware and applicable regulations of the Office of Thrift Supervision (the “OTS”), the Federal Deposit Insurance Corporation (“FDIC”), the State of New York Department of Banking (“Department of Banking”) and the Board of Governors of the Federal Reserve System (“FRB”), which laws and regulations are collectively referred to as the “Merger Regulations,” and together with the

Conversion Regulations (as hereinafter defined), the “Reorganization Regulations.” Sandler O’Neill is serving as financial advisor to the Company and the Bank in connection with the Merger. Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, each outstanding share of common stock of BSB (“BSB Common Stock”) will be converted into the right to receive either $36.00 in cash or 3.6 shares (the “Merger Exchange Ratio”) of Company Common Stock (the “Merger Shares”), subject to the requirement that 60% of the outstanding shares of BSB Bancorp shall be exchanged for shares of Company Common Stock and the remaining 40% of such outstanding shares shall be exchanged for cash. Each outstanding option to purchase BSB Common Stock will be converted into the right to acquire a number of shares of Company Common Stock equal to the number of shares of BSB Common Stock subject to such option multiplied by the Merger Exchange Ratio at an exercise price equal to the exercise price of the option divided by the Merger Exchange Ratio. The Conversion and the Merger are separate distinct transactions. The Merger will not occur without the Conversion; however, the Conversion will proceed whether or not the Merger occurs. The Conversion and the Merger are collectively referred to herein as the “Reorganization.” The Reorganization will not be consummated until all conditions to the consummation of both the Conversion and the Merger have been satisfied or waived. In the event the Merger is terminated, the Conversion will not be consummated until all conditions to the consummation of the Conversion have been satisfied or waived.

The following applications have been filed in connection with the Reorganization: (i) an Application for Conversion on Form AC (the “Conversion Application”) has been filed with the OTS; (ii) an Application H-(e)1 Holding Company Application (the “Holding Company Application”) has been filed with the OTS; (iii) a Bank Merger Application (the “BMA Application”) has been filed with the OTS, the FDIC and the Department of Banking; (iv) an application to become a bank holding company has been filed by the Company with the Department of Banking with respect to its acquisition of BSB Bancorp (the “Bank Holding Company Application”); and all amendments to the foregoing applications required to the date hereof have also been filed. The Conversion Application, the Holding Company Application, the BMA Application and the Bank Holding Company Application are referred to herein collectively as the “Reorganization Applications.” The Conversion Application includes, among other things, the Plan.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-                ), including a related prospectus, for the registration of the Securities and the Exchange Shares under the Securities Act of 1933, as amended (the “Securities Act”), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the “Securities Act Regulations”)), are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated Community Offering which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription and Community Offering. Such Prospectus contains information with respect to the Partners Trust Parties, BSB, BSB Bank, the Common Stock, the Conversion and the Merger.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

(a) The Partners Trust Parties jointly and severally represent and warrant to the Agent as of the date hereof as follows:

(i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Partners Trust Parties, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the “Agent Information,” which the Partners Trust Parties acknowledge appears only in the third sentence of the section entitled “Prospectus Summary - Market for the Common Stock” and in the second paragraph of the section “The Conversion – Plan of Distribution and Marketing Arrangements” of the Prospectus).

(ii) The Company has filed with the OTS the Holding Company Application which included exhibits and supplemental material, and the Company has filed an amendment or amendments thereto, as required, and the Company has published notice of such filing, as required. The Company has received written notice from the OTS of its approval of the Holding Company Application, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefore have been initiated or, to the knowledge of the Partners Trust Parties, threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 2, the Holding Company Application complied and will comply in all material respects with the applicable provisions of the HOLA and the regulations promulgated thereunder.

(iii) Pursuant to the rules and regulations of the OTS (the “OTS Regulations”), the MHC has filed with the OTS an Application for Approval of Conversion on Form AC, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the “Conversion Application”). The Offerings and the Plan have been duly adopted by the Boards of Directors of the Partners Trust Parties, the Plan has or will be prior to the Closing, approved by the members of the MHC and the stockholders of PTFG and such adoption and approvals have not since been rescinded or revoked. The Conversion Application, which includes applications to form and merge Interim No. 1, Interim No. 2 and Interim No. 3, has been approved by the OTS. The Prospectus, the proxy statement for the solicitation of proxies from MHC members for the special meeting to approve the Plan (the “Members’ Proxy Statement”) and the proxy statement for the solicitation of proxies from PTFG stockholders for the special meeting to approve the Plan (the “Stockholders’ Proxy Statement”), all included as part of the Conversion Application, have been approved for use by the OTS, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and not proceedings therefor have been initiated or, to the knowledge of the Partners Trust Parties, threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 2, the Conversion Application complied and will comply in all material respects with the applicable provisions of the OTS Regulations.

(iv) The Bank has filed with the OTS and the FDIC the BMA Application for approval of its merger with BSB Bank on the form of interagency bank merger application promulgated under the bank merger provisions of the Federal Deposit Insurance Act, as amended (the “FDIA”) and the OTS regulations promulgated thereunder. Prior to the Closing Time referred to in Section 2, the Bank will have received written notice from the OTS and the FDIC of their approval of the merger with BSB Bank and at the Closing Time, such approval will be in full force and effect, and no order will have been issued by the OTS or the FDIC suspending or revoking such approval and no proceedings therefore will have been initiated or, to the knowledge of the Partners Trust Parties, threatened by the

OTS or the FDIC. At the date of such approval and at the Closing Time referred to in Section 2, the BMA Application complied and will comply in all material respects with the applicable provisions of FDIA and the OTS regulations promulgated thereunder.

(v) The Company has filed with the Department of Banking the Bank Holding Company Application for approval of its acquisition of BSB Bancorp. Prior to the Closing Time referred to in Section 2, the Company will have received written notice from the Department of Banking of its approval of the Bank Holding Company Application, and at the Closing Time, such approval will be in full force and effect and no order will have been issued by the Department of Banking suspending or revoking such approval and no proceedings therefore will have been initiated or, to the knowledge of the Partners Trust Parties, threatened by the Department of Banking. At the date of such approval and at the Closing Time referred to in Section 2, the Bank Holding Company Application complied and will comply in all materials respects with the applicable provisions of the New York Banking Law and the regulations promulgated thereunder.

(vi) At the time of their use, the Members’ Proxy Statement, the Stockholders’ Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the Conversion Regulations and those rules and regulations of the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as from time to time amended or supplemented pursuant to the Exchange Act or otherwise (the “Exchange Act Regulations”) (the Securities Act Regulations and the Exchange Act Regulations are collectively referred to herein as the “Commission Regulations”) and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Partners Trust Parties will promptly file the Prospectus and any supplemental sales literature with the Commission and the OTS. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the Conversion Regulations and the Securities Act Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS and the Commission for use in final form.

(vii) Neither the Commission nor the OTS has, by order or otherwise, prevented or suspended the use of the the Prospectus or any supplemental sales literature authorized by the Partners Trust Parties for use in connection with the Offerings and no action by or before any such governmental entity to prevent or suspend the use of the Prospectus or any supplemental sales literature is pending, or to the knowledge of the Partners Trust Parties, threatened.

(viii) At the Closing Time referred to in Section 2, the Partners Trust Parties will have completed the conditions precedent to the Conversion in accordance with the Plan, the applicable rules and regulations of the OTS governing the conversion of federally-chartered mutual holding companies into the capital stock form of organization (the “Conversion Regulations”) and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Partners Trust Parties by the OTS or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion. The Conversion, the Offerings and other transactions contemplated hereby do not and will not require any material consent, approval, authorization or permit or filing with any other governmental agency or regulatory authority, except as disclosed in the Prospectus.

(ix) At the Closing Time referred to in Section 2 hereof, the Partners Trust Parties, BSB and BSB Bank will have completed the conditions precedent to the Merger in accordance with the Merger Agreement (other than the delivery and exchange of shares and other than conditions waived by the parties thereto), and all applicable law, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Merger imposed upon the Partners Trust Parties, BSB and BSB Bank by the Commission, the OTS, the FDIC, the Department of Banking, any state regulatory or Blue Sky authority or any other regulatory authority, other than those which the regulatory authority permits to be completed after the effective time of the Merger (the “Effective Time”).

(x) R.P. Financial, LC. (“RP Financial”), which prepared the valuation of the Bank as part of the Conversion, has advised the Partners Trust Parties in writing that it satisfies all requirements for an appraiser within the meaning of the Plan and the Conversion Regulations and any interpretations or guidelines issued by the OTS with respect thereto and that it is independent with respect to the Partners Trust Parties.

(xi) The accountants who audited and reported on the consolidated financial statements and supporting schedules of PTFG included in the Registration Statement have advised the Partners Trust Parties in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the “AICPA”), and such accountants are, with respect to the Partners Trust Parties and the Subsidiaries (as hereinafter defined), independent certified public accountants as required by the Securities Act and the Securities Act Regulations and such accountants are not in violation of the auditors independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The accountants who certified the consolidated financial statements and supporting schedules of BSB and BSB Bank included in the Registration Statement have advised BSB and BSB Bank in writing that they are independent public accountants within the meaning of the Code of Ethics of the AICPA, and such accountants are, with respect to BSB, BSB Bank and the other subsidiaries of BSB (“BSB Subsidiaries”), independent certified public accountants as required by the Securities Act and the Securities Act Regulations and such accountants are not in violation of the auditors independence requirements of the Sarbanes-Oxley Act.

(xii) The only direct subsidiary of the MHC is PTFG. The only direct subsidiary of PTFG is the Bank. The only direct and indirect subsidiaries of the Bank are 233 Genesee Street Corporation, SBU Investment Services, Inc. and SBU Municipal Bank (collectively, the “Subsidiaries”). Except for the Subsidiaries, the Bank does not, directly or indirectly, control any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. Upon completion of the Conversion and the Merger, the only direct subsidiary of the Company will be the Bank.

(xiii) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of each of: (i) the Partners Trust Parties and the Subsidiaries and (ii) BSB, BSB Bank and the BSB Subsidiaries at the respective dates indicated and the results of operations, retained earnings, equity and cash flows for the periods specified, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations and the Conversion Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein. The capitalization, liabilities, assets, properties and business of each of the Partners Trust Parties, BSB and BSB Bank conform in all material respects to the descriptions contained in the Prospectus and, neither the Partners Trust Parties nor BSB nor BSB Bank has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus.

(xiv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations, business affairs or prospects of the Partners Trust Parties and the Subsidiaries, considered as one enterprise, or BSB, BSB Bank or the BSB Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, consistent with past practice, (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Partners Trust Parties or the Subsidiaries, other than those in the ordinary course of business consistent with past practice, which are material with respect to the Partners Trust Parties and the Subsidiaries, considered as one enterprise, and (C) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by BSB, BSB Bank or any of the BSB Subsidiaries, other than those in the ordinary course of business, which are material with respect to BSB, BSB Bank or the BSB Subsidiaries considered as one enterprise.

(xv) Each of the Company and BSB has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and, with respect to the Company, to enter into and perform its obligations under this Agreement; and each of the Company and BSB is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify in any other jurisdiction would not have a Material Adverse Effect (as hereinafter defined) on the Partners Trust Parties,, on the one hand or on BSB and BSB Bank, on the other hand. The Company has received approval from the OTS to become a unitary savings and loan holding company under the Home Owners’ Loan Act (“HOLA”) upon consummation of the Conversion. For purposes of this Agreement, “Material Adverse Effect” with respect to any party means any effect that is material and adverse to (1) the financial position, business, results of operations, financial performance or prospects of such party and its subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

(xvi) Upon consummation of the Reorganization, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under “Capitalization” (except for shares issued in connection with the initial capitalization of the Company, which shares will be canceled upon consummation of the Conversion and except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); no shares of Common Stock or other capital stock of the Company have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; at the time of Conversion, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and non-assessable; the Exchange Shares have been duly authorized for issuance and, when issued, will be duly and validly issued and fully paid and nonassessable; at the time of the Merger, the Merger Shares will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Merger Agreement against payment of the consideration calculated as set forth in the Merger Agreement, will be duly and validly issued and fully paid and non-assessable; the terms and provisions of the Common Stock and the capital stock of the Company conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock conform to the requirements of applicable law and regulations; and the issuance of the Securities, the Exchange Shares and the Merger Shares is not subject to preemptive or other similar rights.

(xvii) PTFG is a federally chartered stock corporation, duly organized and validly existing and in good standing under the laws of the United States with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; PTFG is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify in any other jurisdiction would not have a Material Adverse Effect on the Partners Trust Parties ; and upon consummation of the Conversion, PTFG will convert into Interim No. 2, which will merge with and into the Bank with the Bank being the surviving institution

(xviii) The authorized capital stock of PTFG consists of 35,000,000 shares of common stock, par value $0.10 per share (the “PTFG Common Stock”) and 5,000,000 shares of preferred stock, par value $0.10 per share (the “PTGF Preferred Stock”), of which [14,216,875] shares of PTFG Common Stock and no shares of PTFG Preferred Stock are issued and outstanding as of the date hereof; no additional shares of PTFG Common Stock and no shares of PTFG Preferred Stock will be issued prior to the Closing Time referred to in Section 2; the issued and outstanding shares of PTFG Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws; Partners MHC owns [7,627,353] shares of PTFG Common Stock beneficially and of record free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, the terms and provisions of the PTFG Common Stock conform to all statements relating thereto contained in the Prospectus; at the time of the consummation of the Conversion, immediately following the mergers of Interim No. 2 and Interim No. 3 with and into the Bank, the Bank shall merge with Interim No. 1, with the Bank being the surviving institution, and the shares of common stock of Interim No. 1 held by the Company shall be converted into shares of Bank Common Stock (“Bank Common Stock”) on a one-for-one basis, and all such Bank Common Stock will be owned beneficially and of record by the

Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(xix) The MHC is a federally chartered stock corporation, duly organized and validly existing and in good standing under the laws of the United States with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the MHC is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify in any other jurisdiction would not have a Material Adverse Effect on the Partners Trust Parties; and upon consummation of the Conversion, the MHC will convert into Interim No. 3, which will merge with and into the Bank with the Bank being the surviving institution.

(xx) The Bank is a federally chartered stock savings bank, duly organized and validly existing and in good standing under the laws of the United States with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the Partners Trust Parties and the Subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Reorganization Applications, the Registration Statement and the Prospectus, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a Material Adverse Effect on the Partners Trust Parties; all such licenses, permits and other governmental authorizations are in full force and effect and the Partners Trust Parties and the Subsidiaries are in all material respects in compliance therewith; neither the Partners Trust Parties nor the Subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect on the Partners Trust Parties; and the Bank is qualified as a foreign corporation in any jurisdiction in which the failure to so qualify would have a Material Adverse Effect on the Partners Trust Parties.

(xxi) BSB Bank is a New York-chartered stock savings bank, duly organized and validly existing and in good standing under the laws of the State of New York with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; BSB, BSB Bank and the BSB Subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Reorganization Applications, the Registration Statement and the Prospectus except where the failure to obtain such licenses, permits or other governmental authorizations would not have a Material Adverse Effect on BSB and BSB Bank, permits and other governmental authorizations are in full force and effect and BSB, BSB Bank and the BSB Subsidiaries are in all material respects in compliance therewith; neither BSB, BSB Bank nor the BSB Subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect on BSB and BSB Bank; and BSB Bank is qualified as a foreign corporation in any jurisdiction in which the failure to so qualify would have a Material Adverse Effect on BSB and BSB Bank.

(xxii) Each of the Bank and BSB is a member in good standing of the FHLB of New York; the deposit accounts of each of the Bank and BSB Bank are insured by the Federal Deposit Corporation (“FDIC”) up to the applicable limits. Upon consummation of the Conversion, the liquidation account for the benefit of Eligible Account Holders (as defined in the Plan) and Supplemental Eligible Account Holders (as defined in the Plan) of the Bank will be duly established in accordance with the requirements of the Plan and the Conversion Regulations. The Bank is a “qualified thrift lender” within the meaning of 12 U.S.C. § 1467a(m).

(xxiii) The authorized capital stock of the Bank on the date hereof is              shares of common stock, par value $       per share, (“Bank Common Stock”) and        million shares of preferred stock par value $       per share (the “Bank Preferred Stock”), and the issued and outstanding capital stock of the Bank is 100 shares, all of which are owned beneficially and of record by PTFG free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim. Upon consummation of the Conversion, the authorized capital stock of the Bank will be        million shares of common stock, par value $       per share, and        million shares of preferred stock, par value $       per share and the issued and outstanding capital stock of the Bank will be              shares of Bank Common Stock; and no additional shares of Bank Common Stock or any shares of Bank Preferred Stock will be issued on or after the date hereof and prior to the Closing Time referred to in Section 2 hereof. All of the outstanding Bank Common Stock is, and upon consummation of the Reorganization, will be duly authorized, validly issued and fully paid and non-assessable and will have been issued in compliance with all federal and state securities laws; and all such Bank Common Stock is and will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the terms and provisions of the Bank Common Stock conform to all statements relating thereto contained in the Registration Statement and the Prospectus, and the certificates representing the shares of the Bank Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of the Bank Common Stock is not subject to preemptive or similar rights and there are no other warrants, options or rights of any kind to acquire additional shares of Bank Common Stock. Upon consummation of the transactions contemplated by the Merger Agreement, there will be no issued and outstanding shares of capital stock of either BSB or BSB Bank and the separate corporate existence of each of BSB and BSB Bank shall have ceased.

(xxiv) From the date of their formation until the Closing Time, neither Interim No. 1, Interim No. 2 nor Interim No. 3 will be in violation of their respective charter or bylaws, nor will either Interim No. 1, Interim No. 2 nor Interim No. 3 engage in any business other than in connection with organizational matters and actions taken in connection with the consummation of the Conversion.

(xxv) Each of the Subsidiaries and each of the BSB Subsidiaries has been duly incorporated and is validly existing as corporations in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the Partners Trust Parties, on the one hand, or BSB and BSB Bank, on the other hand; the activities of the Subsidiaries are permitted to subsidiaries of a federally chartered savings bank and a federally chartered corporation by the rules, regulations, resolutions and practices of the OTS and any other state or federal authority having jurisdiction over such matters and the activities of the BSB Subsidiaries are permitted to subsidiaries of a New York-chartered savings bank and a bank holding company by the rules, regulations, resolutions and practices of the Federal Reserve Board, the Department of Banking and any other state or federal authority having jurisdiction over such matters; all of the issued and outstanding capital stock of each of the Subsidiaries and of each of the BSB Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Bank or BSB Bank, as the case may be, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and there are no warrants, options or rights of any kind to acquire shares of capital stock of the Subsidiaries or the BSB Subsidiaries.

(xxvi) The Partners Trust Parties have taken all corporate action necessary for them to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Partners Trust Parties, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

(xxvii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time referred to in Section 2 hereof, except as otherwise may be indicated or contemplated therein, none of the Partners Trust Parties or the Subsidiaries or BSB, BSB Bank or the BSB Subsidiaries will have (A) issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions which are material in light of the business of the Partners Trust Parties and the Subsidiaries, taken as a whole on the one hand or in light of the business of BSB, BSB Bank or the BSB Subsidiaries, taken as a whole, on the other hand, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgaged-backed securities in the ordinary course of business consistent with past practice.

(xxviii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities, the Exchange Shares and the Merger Shares that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the “blue sky” or state securities laws of various jurisdictions.

(xxix) None of the Partners Trust Parties, the Subsidiaries, BSB, BSB Bank or the BSB Subsidiaries is in violation of its certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws; and none of the Partners Trust Parties, the Subsidiaries, BSB, BSB Bank or the BSB Subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Partners Trust Parties, the Subsidiaries, BSB, BSB Bank or the BSB Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Partners Trust Parties, the Subsidiaries, BSB, BSB Bank or the BSB Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the Partners Trust Parties, on the one hand or BSB and BSB Bank, on the other hand; and there are no contracts or documents of the Partners Trust Parties or any of the Subsidiaries which are required to be filed as exhibits to the Registration Statement or the Reorganization Applications which have not been so filed.

(xxx) The consummation of the Reorganization, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of the Partners Trust Parties and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partners Trust Parties or the Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Partners Trust Parties or the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Partners Trust Parties or the Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the Partners Trust; nor will such action result in any violation of the provisions of the certificate of incorporation, organization certificate, articles of incorporation or charter or bylaws of the Partners Trust Parties or the Subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

(xxxi) No labor dispute with the employees of the Partners Trust Parties or the Subsidiaries exists or, to the knowledge of the Partners Trust Parties, is imminent or threatened; and the Partners Trust Parties are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in a Material Adverse Effect on the Partners Trust Parties.

(xxxii) The Partners Trust Parties and the Subsidiaries have good and marketable title to all properties and assets for which ownership is material to the business of the Partners Trust Parties or the Subsidiaries and to those properties and assets described in the Registration Statement and the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and the Prospectus or are not material in relation to the business of the Partners Trust Parties or the Subsidiaries, considered as one enterprise; and all of the leases and subleases material to the business of the Partners Trust Parties or the Subsidiaries under which the Partners Trust Parties or the Subsidiaries hold properties, including those described in the Registration Statement and the Prospectus, are valid and binding agreements of the Partners Trust Parties and the Subsidiaries in full force and effect, enforceable in accordance with the terms. Each of BSB, BSB Bank and the BSB Subsidiaries have good and marketable title to all properties and assets for which ownership is material to the business of BSB, BSB Bank or the BSB Subsidiaries and to those properties and assets described in the Registration Statement and the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and the Prospectus or are not material in relation to the business of BSB, BSB Bank or the BSB Subsidiaries, considered as one enterprise; and all of the leases and subleases material to the business of BSB,

BSB Bank or the BSB Subsidiaries under which BSB, BSB Bank or the BSB Subsidiaries hold properties, including those described in the Registration Statement and the Prospectus, are valid and binding agreements of BSB, BSB Bank and the BSB Subsidiaries in full force and effect, enforceable in accordance with their terms.

(xxxiii) None of the Partners Trust Parties nor the Subsidiaries or BSB, BSB Bank or the BSB Subsidiaries are in violation of any directive from the OTS, the FDIC, the FRB or the Department of Banking or any other governmental entity to make any material change in the method of conducting their respective businesses; each of the Partners Trust Parties, the Subsidiaries, BSB, BSB Bank and the BSB Subsidiaries has conducted and is conducting its business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the Commission, the OTS, the FDIC, the FRB and the Department of Banking). None of the Partners Trust Parties, the Subsidiaries, BSB, BSB Bank and the BSB Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Partners Trust Parties, the Subsidiaries, BSB, BSB Bank or the BSB Subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Partners Trust Parties, the Subsidiaries, BSB, BSB Bank or the BSB Subsidiaries which, in the reasonable judgment of the Partners Trust Parties, is expected to have a Material Adverse Effect on the Partners Trust Parties, on the one hand or on BSB and BSB Bank, on the other hand. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Partners Trust Parties, the Subsidiaries, BSB, BSB Bank and the BSB Subsidiaries.

(xxxiv) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partners Trust Parties, threatened, against or affecting the Partners Trust Parties or the Subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect on the Partners Trust Parties, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Conversion, the Merger, or the performance of this Agreement; all pending legal or governmental proceedings to which the Partners Trust Parties or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material; and there are no contracts or documents of the Partners Trust Parties or the Subsidiaries which are required to be filed as exhibits to the Registration Statement or the Reorganization Applications which have not been so filed. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of BSB, BSB Bank or the BSB Subsidiaries, threatened, against or affecting BSB, BSB Bank or the BSB Subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect on BSB and BSB Bank, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Conversion, the Merger, or the performance of this Agreement; and all pending legal or governmental proceedings to which BSB, BSB Bank and the BSB Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material.

(xxxv) The Partners Trust Parties have obtained opinions of its outside legal and tax counsel, Hogan & Hartson, L.L.P., Washington, D.C., with respect to the legality of the Securities, the Exchange Shares and the Merger Shares to be issued and the federal income tax consequences of the Conversion and the Merger (including franchise tax, sales or use tax, license fee on foreign corporations, stock transfer tax, real property transfer gain tax and real estate transfer tax), copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and none of the Partners Trust Parties (including the Subsidiaries) has taken or will take any action inconsistent therewith.

(xxxvi) The Company is not and, upon completion of the Conversion, the Merger and the Offerings and sale of the Securities and the application of the net proceeds therefrom, will not be, required to be registered under the Investment Company Act of 1940, as amended.

(xxxvii) All of the loans represented as assets on the most recent consolidated financial statements or in selected consolidated financial and other data of the Partners Trust Parties and BSB included in the Registration Statement and the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect on the Partners Trust Parties, on the one hand or BSB and BSB Bank, on the other hand.

(xxxviii) To the knowledge of the Partners Trust Parties, with the exception of the intended loan to the Bank’s ESOP by the Company to enable the ESOP to purchase shares of Common Stock in an amount of up to 8% of the Securities sold in the Conversion, none of the Partners Trust Parties or, employees of the Bank has made any payment of funds of the Partners Trust Parties as a loan for the purchase of the Securities or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law and none of BSB, BSB Bank or employees of BSB Bank has made any payment of funds prohibited by law or set aside any funds for any payment prohibited by law.

(xxxix) To the knowledge of the Partners Trust Parties, there are no affiliations or associations (as such terms are defined by the National Association of Securities Dealers, Inc. (“NASD”)) between any member of the NASD and any of the Partners Trust Parties’ officers or directors.

(xl) The Partners Trust Parties and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value for their respective properties as is customary for companies engaged in similar industries

(xli) The Partners Trust Parties the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. BSB, BSB Bank and the BSB Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xlii) The Partners Trust Parties, the Subsidiaries, BSB, BSB Bank and the BSB Subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder. Each of the Bank and BSB Bank has established compliance programs to ensure compliance with the requirements of the USA Patriot Act and all applicable regulations promulgated thereunder. Each of the Bank and BSB Bank is in compliance in all material respects with the USA Patriot Act and all applicable regulations promulgated thereunder, and there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of the Partners Trust Parties, threatened regarding the Bank’s compliance with the USA Patriot Act or any regulations promulgated thereunder, or to the knowledge of BSB and BSB Bank, threatened regarding BSB Bank’s compliance with the USA Patriot Act or any regulations promulgated thereunder.

(xliii) The Partners Trust Parties have not relied on the Agent or its counsel for any legal, tax or accounting advice in connection with either the Conversion or the Merger.

(xliv) The records of Eligible Account Holders (as defined in the Plan), Supplemental Eligible Account Holders (as defined in the Plan), and other depositors of the Bank are accurate and complete in all material respects.

(xlv) The Partners Trust Parties, the Subsidiaries, BSB, BSB Bank and the BSB Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Partners Trust Parties, the Subsidiaries, BSB, BSB Bank or the BSB Subsidiaries, respectively, would have any liability; each of the Partners Trust Parties, the Subsidiaries, BSB, BSB Bank and the BSB Subsidiaries has not incurred and does expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Partners Trust

Parties, the Subsidiaries, BSB, BSB Bank and the BSB Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xlvi) None of the Partners Trust Parties nor the Subsidiaries nor any properties owned or operated by the Partners Trust Parties or the Subsidiaries is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on the Partners Trust Parties. None of BSB, BSB Bank and the BSB Subsidiaries nor any properties owned or operated by BSB, BSB Bank and the BSB Subsidiaries is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on BSB and BSB Bank. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Partners Trust Parties threatened, relating to the liability of any property owned or operated by the Partners Trust Parties or the Subsidiaries, under any Environmental Law. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of BSB, BSB Bank and the BSB Subsidiaries threatened, relating to the liability of any property owned or operated by BSB, BSB Bank and the BSB Subsidiaries, under any Environmental Law. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(xlvii) The Partners Trust Parties, the Subsidiaries, BSB, BSB Bank and the BSB Subsidiaries have filed all federal income and state and local income and franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority. The Partners Trust Parties and the Subsidiaries, have no knowledge of any tax deficiency which has been asserted or could be asserted against the Partners Trust Parties or the

Subsidiaries. BSB, BSB Bank and the BSB Subsidiaries have no knowledge of any tax deficiency which has been asserted or could be asserted against BSB, BSB Bank and the BSB Subsidiaries.

(xlviii) The Company has received approval, subject to regulatory approval to consummate the Offerings and to have the Securities, the Exchange Shares and the Merger Shares quoted on the National Market System of the National Association of Securities Dealers’ Automated Quotation System (“Nasdaq National Market”) effective as of the Closing Time referred to in Section 2 hereof.

(xlix) The Company has filed a registration statement for the Securities and the Exchange Shares under Section 12(g) of the Exchange Act, and such registration statement was declared effective concurrent with the effectiveness of the Registration Statement.

(xlx) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act and will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness.

(b) Any certificate signed by any officer of the Partners Trust Parties or the Subsidiaries and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Partners Trust Parties to each Agent and, for purposes of the opinion to be delivered to the Agent pursuant to Section 5(b)(2) hereof, to the counsel for the Agent as to the matters covered thereby.

SECTION 2. APPOINTMENT OF SANDLER O’NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING.

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O’Neill as its Agent to consult with and advise the Partners Trust Parties, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company’s sale of Common Stock in the Subscription and Community Offering and the Syndicated Community Offering. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O’Neill accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O’Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan or related corporate documents; (ii) reviewing with the Boards of Directors of the Partners Trust Parties the financial and securities marketing implications of the independent appraiser’s appraisal of the common stock; (iii) reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Partners Trust Parties and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting the Partners Trust Parties in obtaining all requisite regulatory approvals; (vi) assisting Bank management in preparing for meetings with potential investors and broker-dealers; and (vii) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company and the Agent agree in writing to extend such period and the OTS agrees to extend the period of time in which the Securities may be sold, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (c) the completion of the Syndicated Community Offering.

If any of the Securities remain available after the expiration of both the Subscription and Community Offering, at the request of the Partners Trust Parties, Sandler O’Neill will seek to form a syndicate of registered brokers or dealers (“Selected Dealers”) to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealers’ agreement (the “Selected Dealers’ Agreement”), substantially in the form set forth in Exhibit A to this Agreement. Sandler O’Neill will endeavor to limit the aggregate fees to be paid by the Partners Trust Parties under any such Selected Dealers’ Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Sander O’Neill and Selected Dealers shall not exceed 5.5% of the aggregate Purchase Price of the Securities sold by such Selected Dealers. Sandler O’Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objective of the Company and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall Sandler O’Neill be obligated to act as a Selected Dealer or to take or purchase any Securities.

In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Partners Trust Parties as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made by the Company prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if the total minimum of the Securities are sold.

If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Hogan & Hartson, L.L.P., at [            ] a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the “Closing Time.”

The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities, the issuance of the Exchange Shares or the issuance of the Merger Shares.

In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

(a) one percent (1.0%) of the aggregate Purchase Price of the Securities sold in the Subscription and Community Offering, excluding in each case shares purchased by (i) any Employee Plans of the Company or the Bank established for the benefit of their respective directors, officers and employees and (ii) any director, officer or employee of the Company or the Bank or members of their immediate families (which term shall mean parents, grandparents, spouse, siblings, children and grandchildren); and

(b) with respect to any Securities sold by an NASD member firm (other than Sandler O’Neill) under the Selected Dealers’ Agreement in the Syndicated Community Offering, (i) the compensation payable to Selected Dealers under any Selected Dealers’ Agreement, (ii) any sponsoring dealer’s fees, and (iii) a management fee to Sandler O’Neill of one percent (1.0%). Any fees payable to Sandler O’Neill for Securities sold by Sandler O’Neill under any such agreement shall be limited to an aggregate of 5.5% of the Purchase Price of the Securities sold by Sandler O’Neill and other NASD member firms under such Selected Dealer’s Agreement.

If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Conversion is terminated by the Company, no fee shall be payable by the Company to Sandler O’Neill; provided, however, that the Company shall reimburse the Agent for all of its out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent up to a maximum of $80,000 in accordance with the provisions of Section 4 hereof. In addition, the Company shall be obligated to pay the fees and expenses as contemplated by the provisions of Section 4 hereof in the event of any such termination.

All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, the Company agrees to make an advance payment to the Agent in the amount of $25,000, which has been previously paid, which shall be credited against any fees or reimbursement of expenses payable hereunder.

SECTION 3. COVENANTS OF THE PARTNERS TRUST PARTIES. The Partners Trust Parties covenant with the Agent as follows:

(a) The Partners Trust Parties will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Members’ Proxy Statement, the Stockholders’ Proxy Statement and the Reorganization Applications as may hereafter be required by the Securities Act Regulations or the Reorganization Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Partners Trust Parties will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Partners Trust Parties will notify the Agent immediately, and confirm the notice in writing, (i) of the approval of any Reorganization Application not heretofore approved, (ii) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Reorganization Applications, (iii) of the receipt of any comments from the OTS, the FDIC, the Department of Banking or the Commission with respect to the transactions contemplated by this Agreement, the Conversion, the Merger or the Plan, (iv) of any request by the OTS or the Commission or any other governmental entity with respect to the Conversion for any amendment to the Registration Statement or the Reorganization Applications or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the OTS, the FDIC, the Department of Banking or the Commission or any other governmental entity of any order suspending the Offerings, the Conversion, the Merger, any approval of the Reorganization Applications or the use of the Prospectus or the initiation of any proceedings for that purpose, (vi) of the issuance by any other state securities governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vii) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Partners Trust Parties will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Partners Trust Parties will give the Agent notice of its intention to file or prepare any amendment to the Reorganization Applications or Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

(c) The Partners Trust Parties will deliver to the Agent as many signed copies and as many conformed copies of the Reorganization Applications and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

(d) During the period when the Prospectus is required to be delivered, the Partners Trust Parties will comply, at their own expense, with all requirements imposed upon them by the OTS, by the applicable Reorganization Regulations, as from time to time in force, and by the Nasdaq National Market, the Securities Act, the Securities Act Regulations, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Partners Trust Parties will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Partners Trust Parties will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Partners Trust Parties will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

(f) The Partners Trust Parties will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Conversion Regulations may require and as the Agent and the Company have agreed; provided, however, that none of the Partners Trust Parties shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Partners Trust Parties will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(g) The Company authorizes Sandler O’Neill and any Selected Dealer to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or “blue sky” laws of the various jurisdictions in which the Offerings will be made (the “Blue Sky Survey”).

(h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(i) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders’ equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company, the Bank and the Subsidiaries for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

(j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

(k) The Partners Trust Parties will conduct the Conversion and the Merger in all material respects in accordance with the Plan, the Merger Agreement, the Conversion Regulations and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Conversion and the Merger imposed upon the Company or the Bank by the OTS, the FDIC, the Department of Banking and the FRB.

(l) The Partners Trust Parties will comply, at their own expense, with all requirements imposed by the Commission and the OTS, or pursuant to the applicable Commission Regulations and OTS Regulations, as from time to time in force.

(m) The Company will promptly inform the Agent upon its receipt of service with respect to any material litigation or administrative action instituted with respect to the conversion or the offerings.

(n) The Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(o) The Company will report the use of proceeds from the Offerings on its first periodic report filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

(p) The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act. The Company will use its best efforts to effect and maintain the listing of the Common Stock on the Nasdaq National Market and, once listed on the Nasdaq National Market the Company will comply with all applicable corporate governance standards required by the Nasdaq National Market. The Company will file with the Nasdaq Stock Market all documents and notices required by the Nasdaq Stock Market of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

(q) The Partners Trust Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with Rule 2790 of the National Association of Securities Dealers, Inc. (“NASD”)

(r) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities or the Exchange Shares for a period of 180 days following the Closing Time.

(s) During the period beginning on the date hereof and ending on the later of the fifth anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7, respectively, neither the Company nor the Bank shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance.

(t) The Company and the Bank will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Holding Company Application.

(u) During the period ending on the first anniversary of the Closing Time, the Bank will comply with all applicable law and regulation necessary for the Bank to continue to be a “qualified thrift lender” within the meaning of 12 U.S.C. Section 1467(a)(m).

(v) The Company shall not deliver the Securities or the Exchange Shares until the Partners Trust Parties have satisfied each condition set forth in Section 5 hereof, unless such condition is waived in writing by the Agent.

(w) The Company or the Bank will furnish to Sandler O’Neill as early as practicable prior to the Closing Date, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company, the Bank and the Subsidiaries which have been read by KPMG LLP (“KPMG”), as stated in their letters to be furnished pursuant to subsections (f) and (g) of Section 5 hereof.

(x) Each of the Partners Trust Parties will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the Nasdaq and the OTS.

(y) The Partners Trust Parties will not amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement.

(z) The Partners Trust Parties will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

(aa) The Partners Trust Parties will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 5 hereof.

(bb) The Partners Trust Parties will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an over-subscription, and such information will be accurate and reliable in all material respects.

(cc) The Partners Trust Parties will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

(dd) Prior to the Closing Time and unless waived by the Agent, the Partners Trust Parties shall have received the approval of each Reorganization Application required to consummate the Merger, and all applicable waiting periods shall have expired.

SECTION 4. PAYMENT OF EXPENSES. The Partners Trust Parties jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the preparation, printing and filing of the Registration Statement and the Reorganization Applications, each as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the

Offerings and the printing and delivery of all other documents applicable to the Conversion and the Merger, (iv) the fees and disbursements of the Partners Trust Parties’ counsel, accountants, appraiser and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of the Company’s counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent (in such quantities as the Agent shall reasonably request) of copies of the Registration Statement and Reorganization Applications as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent (in such quantities as the Agent shall reasonably request), (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Securities and the Exchange Shares on the Nasdaq National Market. In the event the Agent incurs any such fees and expenses on behalf of the Partners Trust Parties, the Company will reimburse the Agent for such fees and expenses whether or not the Conversion is completed or the sale and exchange of the Securities and Exchange Shares by the Company consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Partners Trust Parties pursuant to this Section without the prior approval of the Company.

The Partners Trust Parties jointly and severally agree to pay certain expenses incident to the performance of the Agent’s obligations under this Agreement, regardless of whether the Conversion is consummated, including (i) the filing fees incurred in connection with the review of the Registration Statement, the Reorganization Applications and any other application, form or filing with the Commission or the OTS, FDIC, FRB or Department of Banking, (ii) the filing fees paid or incurred by the Agent in connection with all filings with the NASD, and (iii) all reasonable out of pocket expenses incurred by the Agent relating to the Offerings, including, without limitation, advertising, promotional, syndication and travel expenses and fees and expenses of the Agent’s counsel, up to a maximum of $80,000 with respect to the expenses contemplated by this clause (iii). All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5. CONDITIONS OF AGENT’S OBLIGATIONS. The Partners Trust Parties and the Agent agree that the issuance and the sale of Securities and the issuance of the Exchange Shares and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Partners Trust Parties herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Partners Trust Parties made pursuant to the provisions hereof, to the performance by the Partners Trust Parties of their obligations hereunder, and to the following further conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the OTS and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

(b) At Closing Time, the Agent shall have received:

(1) The favorable opinion, dated as of Closing Time, of Hogan & Hartson, L.L.P., special counsel for the Partners Trust Parties, in form and substance satisfactory to the Agent.

(2) The favorable opinion, dated as of Closing Time, of Wachtell Lipton Rosen & Katz, counsel for BSB and BSB Bank, in form and substance satisfactory to the Agent.

(3) The favorable opinion, dated as of Closing Time, of Muldoon Murphy Faucette & Aguggia LLP, counsel for the Agent, in form and substance satisfactory to the Agent.

(4) In giving their opinions required by subsections (b)(l) and (b)(3), respectively, of this Section, Hogan & Hartson, L.L.P. and Muldoon Murphy Faucette & Aguggia LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective and at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Hogan & Hartson, L.L.P., Muldoon Murphy Faucette & Aguggia LLP and Wachtell Lipton Rosen & Katz may rely as to matters of fact on certificates of officers and directors of the Partners Trust Parties or BSB and BSB Bank, as applicable, and certificates of public officials, and Muldoon Murphy Faucette & Aguggia LLP may also rely on the opinion of Hogan & Hartson, L.L.P. The opinions of Hogan & Hartson, L.L.P., Wachtell Lipton Rosen & Katz and Muldoon Murphy Faucette & Aguggia LLP shall be governed by the provisions of The Legal Opinion Accord (the “Accord”) of the American Bar Association Section of Business Law (1991) and the

clause “to such counsel’s knowledge,” or similar terms and phrases as used herein shall have the meaning set forth in the Accord for the term “Actual Knowledge.”

(c) At Closing Time referred to in Section 2, the Partners Trust Parties shall have completed in all material respects the conditions precedent to the Conversion in accordance with the Plan, the applicable Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Partners Trust Parties by the OTS, or any other regulatory authority other than those which the OTS permits to be completed after the Conversion.

(d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Partners Trust Parties and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business consistent with past practice, and the Agent shall have received a certificate of the Chief Executive Officer of PTFG, the Company and the Bank and the principal financial or principal accounting officer of PTFG, the Company and the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change; (ii) there shall have been no material transactions entered into by the Partners Trust Parties from the latest date as of which the financial condition of the Partners Trust Parties is set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business consistent with past practice; (iii) the Partners Trust Parties shall not have received from the OTS any direction (oral or written) to make any material change in the method of conducting its business with which they have not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business affairs, financial condition, results of operations or prospects of the Partners Trust Parties or the Subsidiaries; (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time; (v) the Partners Trust Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time; (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission; and (vii) no order suspending the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the OTS and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the Conversion Regulations nor has any person sought to obtain regulatory or judicial review of the action of the OTS in approving the Holding Company Application.

(e) At the Closing Time, the Agent shall have received a certificate of the Chief Executive Officer of PTFG, the Company and the Bank and the principal financial officer or principal accounting officer of PTFG, the Company and the Bank, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement and the Prospectus; (ii) based on each of their knowledge, the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; (iii) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement and the Prospectus fairly present the financial condition and results of operations of the Partners Trust Parties and the Subsidiaries as of and for the dates and periods covered by the Registration Statement and the Prospectus; (iv) they are responsible for establishing and maintaining internal controls; (v) they have designed such internal controls to ensure that material information relating to the Partners Trust Parties and the Subsidiaries is made known to them; (vi) they have evaluated the effectiveness of their internal controls; and (vii) they have disclosed to KPMG and the audit committee (A) all significant deficiencies in the design or operation of internal controls which could adversely affect the Partners Trust Parties’ ability to record, process, summarize, and report financial data, and have identified for the Partners Trust Parties’ auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partners Trust Parties’ internal controls.

(f) At the time of the execution of this Agreement, the Agent shall have received from KPMG a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to the Partners Trust Parties, the Subsidiaries, BSB, BSB Bank and the BSB Subsidiaries within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the Conversion Regulations and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and KPMG set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Partners Trust Parties and their Subsidiaries and BSB and BSB Bank and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the Conversion Regulations or are not presented in conformity with generally accepted accounting principles used in the United States applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under “Selected Consolidated Financial and Other Data of Partners Trust Financial” and “Selected Consolidated Financial and Other Data of BSB Bancorp and Subsidiaries” in the Registration Statement and Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of PTFG and the Subsidiaries or any decrease in consolidated total assets, the allowance for loan losses, total deposits or retained earnings of PTFG, and the Subsidiaries, in each case as compared with the amounts shown in the December 31, 2003 balance sheet included in the Registration Statement, (D) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of BSB and its subsidiaries or any decrease in consolidated total assets, the allowance for loan losses, total deposits or stockholder’s equity of BSB and its subsidiaries in each case as compared with the amounts shown in the December 31, 2003 balance sheet included in the Registration Statement, (E) during the period from December 31, 2003 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of PTFG and the Subsidiaries, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur, or (F) during the period from December 31, 2003 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of BSB and its subsidiaries, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur, and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Partners Trust Parties and the Subsidiaries and of BSB and its subsidiaries identified in such letter.

(g) At Closing Time, the Agent shall have received from KPMG a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

(h) At Closing Time, the Securities and the Exchange Shares shall have been approved for listing on the Nasdaq National Market upon notice of issuance.

(i) At Closing Time, the Agent shall have received a letter from R.P. Financial, dated as of the Closing Time, confirming its appraisal.

(j) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the issuance of the Exchange Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities, the issuance of the Exchange Shares and the Merger as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

(k) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York authorities.

SECTION	6. INDEMNIFICATION.

(a) The Partners Trust Parties, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

(i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Conversion or any action taken by the Agent where acting as agent of the Partners Trust Parties or otherwise as described in Section 2 hereof; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Agent seeking indemnification hereunder.

(ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement or the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Partners Trust Parties, which consent shall not be unreasonably withheld; and

(iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information. Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the Bank would constitute a covered transaction under Section 23A of the Federal Reserve Act.

(b) The Agent agrees to indemnify and hold harmless the Partners Trust Parties, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Partners Trust Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) The Partners Trust Parties also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Partners Trust Parties, its security holders or the Partners Trust Parties’ creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent’s bad faith, willful misconduct or gross negligence.

(e) In addition to, and without limiting, the provisions of Section (6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Partners Trust Parties, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Partners Trust Parties jointly and severally agree to reimburse the Agent or such other person for all reasonable and necessary out-of-pocket expenses incurred by it or them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Partners Trust Parties and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Partners Trust Parties and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Partners Trust Parties are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Partners Trust Parties on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Partners Trust Parties on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Partners Trust Parties, each officer of the Partners Trust Parties who signed the Registration Statement, and each person, if any, who controls the Partners Trust Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Partners Trust Parties. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Partners Trust Parties submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Partners Trust Parties, and shall survive delivery of the Securities and the Exchange Shares.

SECTION 9. TERMINATION OF AGREEMENT.

(a) The Agent may terminate this Agreement, by notice to the Partners Trust Parties, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Partners Trust Parties, or the Partners Trust Parties and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities; (iii) if trading generally on the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities; (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Partners Trust Parties or the prospective market for the Company’s securities as in the Agent’s good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if, in the Agent’s good faith opinion, the aggregate value for the Securities established by RP Financial is not reasonable or equitable under then prevailing market conditions; or (vii) if the Conversion is not consummated on or prior to [December 23], 2004.

(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at 919 Third Avenue, 6th Floor, New York, New York 10022, attention of General Counsel, facsimile number (212) 466-7711; notices to the Partners Trust Parties shall be directed to Partners Trust Financial Group, Inc., 233 Genesee Street, Utica, New York 13501, attention of Steven A. Covert, Chief Financial Officer, facsimile number (315) 738-5056.

SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Partners Trust Parties and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Partners Trust Parties and their respective successors and the controlling persons and partners, and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Partners Trust Parties and their respective successors, and said controlling persons and partners and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated December 16, 2003, by and between the Agent and the Partners Trust Parties, relating to the Agent’s providing conversion agent services to the Partners Trust Parties in connection with the Conversion. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

SECTION 14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Partners Trust Parties in accordance with its terms.

Very truly yours,

PARTNERS TRUST, MHC.		SBU BANK

By:		By:

	Name: John A. Zawadzki		Name: John A. Zawadzki
	Title: President and Chief Executive Officer		Title: President and Chief Executive Officer

PARTNERS TRUST FINANCIAL GROUP, INC. (a federal corporation)		PARTNERS TRUST FINANCIAL GROUP, INC. (a Delaware corporation)

By:		By:

	Name: John A. Zawadzki		Name: John A. Zawadzki
	Title: President and Chief Executive Officer		Title: President and Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp., the sole general partner

By:

Name:
Title: Vice President

EXHIBIT A

PARTNERS TRUST FINANCIAL GROUP, INC.

             SHARES

COMMON STOCK

(PAR VALUE $.0001 PER SHARE)

SELECTED DEALER’S AGREEMENT

            , 2004

We have agreed to assist Partners Trust Financial Group, Inc., a Delaware corporation (the “Company”) in connection with the offer and sale of shares (the “Shares”) of common stock, par value $.0001 per share (the “Common Stock”), of the Company, to be issued in connection with the conversion of Partners Trust, MHC, a federally chartered mutual holding company (the “MHC”), into the capital stock form of organization. The Company, in connection with its plan to effect such conversion, offered              Shares for subscription by certain of SBU Bank’s (the “Bank”) depositors, and the Bank’s employee stock ownership plan in a subscription offering, and certain members of the general public in a concurrent direct community offering, with a preference given to (i) certain stockholders of Partners Trust Financial Group, Inc., a federal corporation (“PTFG”), other than the MHC; (ii) certain depositors of BSB Bank & Trust Company, and (iii) other members of the local community and the general public. The Shares which were not subscribed for pursuant to such subscription and direct community offerings are being offered to the public in a syndicated community offering (the “Syndicated Community Offering”) in accordance with the conversion regulations of the Office of Thrift Supervision (the “OTS”). The balance of the Shares to be issued in connection with the conversion represent the minority ownership interest in PTFG, the Bank’s parent stock holding company, which will be exchanged for up to              shares of Company common stock (the “Exchange Shares”). The Shares, the bases on which the number of Shares to be issued may change, and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus (the “Prospectus”).

We are offering to Selected Dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Shares in the Syndicated Community Offering and we will pay you a fee in the amount of              percent (            %) of the dollar amount of the Shares sold on behalf of the Company by you. The number of Shares sold by you shall be determined based on the authorized designation of your firm on the order form or forms for such Shares accompanying the funds transmitted for payment therefor (whether in the form of a check payable to the Bank or a withdrawal from an existing account at the Bank) to the special account established by the Company for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Shares sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. The Company has requested us to invite you to become a “Sponsoring Dealer,” that is, a Selected

Dealer who solicits offers which result in the sale on behalf of the Company of at least              Shares. You may become a Sponsoring Dealer (subject to your fulfillment of the requirement in the preceding sentence) by checking the box on the confirmation at the end of this letter. If you become a Sponsoring Dealer, you shall be entitled to an additional fee in the amount of              percent (            %) of the dollar amount of the Shares sold on behalf of the Company by you as evidenced in the manner set forth above.

Each order form for the purchase of Shares must set forth the identity, address and tax identification number of each person ordering Shares regardless of whether the Shares will be registered in street name or in the purchaser’s name. Such order form should clearly identify your firm.

As soon as practicable after all the Shares are sold, we will remit to you, out of our compensation as provided above, the fees to which you are entitled hereunder, including your Sponsoring Dealer fee.

This offer is made subject to the terms and conditions herein set forth and is made only to Selected Dealers which are (i) members in good standing of the National Association of Securities Dealers, Inc. (“NASD”) which agree to comply with all applicable rules of the NASD, including, without limitation, Rules 2740 and 2790 of the NASD’s Conduct Rules, or (ii) foreign dealers not eligible for membership in the NASD which agree (A) not to sell any Shares within the United States, its territories or possessions or to persons who are citizens thereof or residents therein and (B) in making other sales to comply with Rules 2730, 2740, 2790 and 2750 of the above-mentioned Conduct Rules as if they were NASD members and Rule 2420 of such Conduct Rules as it applies to non-member brokers or dealers in a foreign country.

Orders for Shares will be strictly subject to confirmation and we, acting on behalf of the Company, reserve the right in our absolute discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company, the Bank or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Shares. No Selected Dealer is authorized to act as agent for us when soliciting offers to buy the Shares from the public or otherwise. No Selected Dealer shall engage in any transaction prohibited by Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Common Stock during the offering.

We and each Selected Dealer assisting in selling Shares pursuant hereto agree to comply with the applicable requirements of the Exchange Act and applicable rules and regulations issued by the Board of Governors of the Federal Reserve System and the National Association of Securities Dealers, Inc. In addition, we and each Selected Dealer confirm that the Securities and Exchange Commission (the “Commission”) interprets Rule 15c2-8 promulgated under the Exchange Act as requiring that a prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person’s order form.

We and each Selected Dealer further agree to the extent that our customers desire to pay for Shares with funds held by or to be deposited with us, in accordance with the interpretation of the Commission of Rule 15c2-4 promulgated under the Exchange Act either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the syndicated community offering price for the Shares ordered on or before 12:00 noon on the business day following receipt or execution of an order form by us to the Bank for deposit in a segregated account or (b) to solicit indications of interest in which event (i) we will subsequently contact any customers indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute an order form on their behalf, (ii) we will mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the fifth business day (the “debit date”) following receipt of the confirmation referred to in (i), and (iv) we will forward completed order forms together with such funds to the Bank on or before 12:00 noon on the next business day following the debit date for deposit in a segregated account. We acknowledge that if the procedure in (b) is adopted, our customer’s funds are not required to be in their accounts until the debit date. We and each Selected Dealer further acknowledge that, in order to use the foregoing “sweep arrangements,” we comply with the net capital requirements for broker/dealers under Rule 15c3-1(a)(1) of the Exchange Act.

Unless earlier terminated by us, this Agreement shall terminate 45 full business days after the date hereof, but may be extended by us for an additional period or periods not exceeding 30 full business days in the aggregate. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering, including the sale of all of the Shares.

You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of Shares sold on behalf of the Company by you under this Agreement.

We shall have full authority to take such actions as we may deem advisable in respect to all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

Upon application to us, we will inform you as to the states in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective “blue sky” laws of such states, but we assume no responsibility or obligation as to your rights to sell Shares in any state.

Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

Any notice from us to you shall be deemed to have been duly given if mailed, telephoned or telegraphed to you at the address to which this Agreement is mailed.

This Agreement shall be construed in accordance with the laws of the State of New York.

Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Sandler O’Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, New York 10022. The enclosed duplicate copy will evidence the agreement between us.

Very truly yours,

SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp., the sole general partner

By:

Name:
Title:

CONFIRMED AND ACCEPTED as of the date first above written:

[NAME OF SELECTED DEALER]

By:

Name:
Title:

44